UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 15, 2006

ACTUANT CORPORATION

(Exact name of Registrant as specified in its charter)

Wisconsin	1-11288	39-0168610
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification No.)

13000 West Silver Spring Drive

Butler, Wisconsin 53007

Mailing address: P.O. Box 3241, Milwaukee, Wisconsin 53201

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (414) 352-4160

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

Actuant Corporation filed Form 12b-25 with the Securities and Exchange Commission on November 15, 2006, requesting a 15 day extension to file its annual report on Form 10-K. The 12b-25 included the following:

“Actuant Corporation (the “Company”) will be unable to file its Annual Report on Form 10-K for the fiscal year ended August 31, 2006 within the prescribed time period without unreasonable effort or expense, because the Company is continuing to evaluate its reportable segments in light of discussions with the staff of the Securities and Exchange Commission (the “SEC”) regarding the SEC’s comments solely related to the Company’s segment reporting disclosures. It is possible that the number of reportable segments as determined under Statement of Financial Accounting Standards (“SFAS”) No. 131, Disclosures about Segments of an Enterprise and Related Information, could increase. In addition, the Company is evaluating the impact of this issue on the Company's previously issued financial statements and assessment of its disclosure controls and procedures and internal control over financial reporting as of August 31, 2006. The Company expects to file its Annual Report on Form 10-K on or before November 29, 2006.

On September 27, 2006, we released a summary of our financial results for the fiscal year ended August 31, 2006 via press release (the “Press Release”). We have no reason to believe that the earnings, financial position or cash flows of the Company for the fiscal year ended August 31, 2006 will be different from those presented in the Press Release in any respect.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ACTUANT CORPORATION

(Registrant)

Date: November 15, 2006	By: /s/ Andrew G. Lampereur

Andrew G. Lampereur

Executive Vice President and

Chief Financial Officer

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